AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON

JUNE 19, 2007

REGISTRATION NO. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BIOFUEL ENERGY CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-5952523
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No. )

1801 Broadway, Suite 1060

Denver, CO 80202

(303) 592-8110

(Address, including zip code and telephone number, of principal executive offices,)

BIOFUEL ENERGY CORP. 2007 EQUITY INCENTIVE COMPENSATION PLAN

(Full Titles of the Plans)

David J. Kornder

Chief Financial Officer

BioFuel Energy Corp.

1801 Broadway, Suite 1060

Denver, CO 80202

(303) 592-8110

(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Craig F. Arcella

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, New York 10019

(212) 474-1000

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock par value $0.01 per share	3,000,000(1)	$10.50(2)	$31,500,000	$3,371

______________

(1)	Represents the maximum number of shares of BioFuel Energy Corp. Common Stock as to which equity-based compensation may be granted under the 2007 Equity Incentive Compensation Plan.
(2)

In accordance with Rule 457(p) under the Securities Act of 1933, as amended, a portion of the unused amount of the registration fee in an amount equal to $3,371 paid with respect to securities registered by BioFuel Energy Corp. pursuant to Registration Statement No. 333-139203 filed on December 8, 2006, as amended, and not sold thereunder shall be applied to pay the entire $3,371 registration fee payable with respect to this Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.	PLAN INFORMATION

All information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8.

ITEM 2.	REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

All information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents previously filed with the Securities and Exchange Commission (the “Commission”) by BioFuel Energy Corp. (the “Corporation”) pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) are incorporated by reference herein and shall be deemed a part hereof: (1) the Corporation’s prospectus dated June 14, 2007, as filed with the Commission on June 15, 2007 pursuant to Rule 424(b) of the General Rules and Regulations under the Securities Act and (2) the description of the Corporation’s Common Stock contained in its Registration Statement on Form 8-A, as amended, as filed with the Commission on June 13, 2007.

All documents filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed amendment to this Registration Statement or in any document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL.

The validity of the common stock being offered hereby has been passed upon for the Corporation by Michael N. Stefanoudakis, Vice President and General Counsel.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our certificate of incorporation generally provides that we will indemnify our directors and officers to the fullest extent permitted by law.

Section 145(a) of the Delaware General Corporation Law (the “DGCL”) provides in relevant part that a corporation may indemnify any officer or director who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another entity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

Section 145(b) of the DGCL provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Our certificate of incorporation also provides for the limitation of liability set forth in Section 102(b)(7) of the DGCL, which permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit.

We have obtained officers’ and directors’ liability insurance which insures against liabilities that officers and directors of the registrant may, in such capacities, incur. Section 145(g) of the DGCL provides that a corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under that section.

The employment agreement of each of Scott H. Pearce, our President and Chief Executive Officer, and Daniel J. Simon, our Executive Vice President and Chief Operating Officer, provides for indemnification to the fullest extent permitted by law against any claims or judgments that result by reason of employment with us. In addition, during the term of employment of each of Mr. Pearce and Mr. Simon, and for a period of three years following employment, we must maintain officers’ and directors’ liability insurance for each of Mr. Pearce and Mr. Simon at least equal to the coverage that we provide for any other present or former senior executive or director.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.

Not Applicable.

ITEM 8.	EXHIBITS.

EXHIBIT NUMBER	DOCUMENT DESCRIPTION

4.1

Amended and Restated Certificate of Incorporation of BioFuel Energy Corp. (incorporated by reference to Exhibit No. 3.1 of the Current Report of BioFuel Energy Corp. on Form 8-K dated June 18, 2007 (the “8-K”)).

4.2	Bylaws, as Amended and Restated, of BioFuel Energy Corp. (incorporated by reference to Exhibit No. 3.2 of the 8-K).

4.3

Form of Second Amended and Restated Limited Liability Company Agreement of BioFuel Energy, LLC (incorporated by reference to Exhibit 10.1 of the Registration Statement of BioFuel Energy Corp. on Form S-1, Registration Statement No. 333-139203 (the “Registration Statement”)).

4.4	Form of Registration Rights Agreement between BioFuel Energy Corp. and the parties listed on the signature page thereto (incorporated by reference to Exhibit 10.4 of the Registration Statement).

4.3	Form of Tax Benefit Sharing Agreement between BioFuel Energy Corp. and the parties listed on the signature page thereto (incorporated by reference to Exhibit 10.27 of the Registration Statement).

4.4	Form of Stockholders Agreement between BioFuel Energy Corp. and Cargill Biofuels Investments, LLC (incorporated by reference to Exhibit 10.33 of the Registration Statement).

5.1	Opinion of Michael N. Stefanoudakis as to the legality of the securities being issued.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Michael N. Stefanoudakis (contained in Exhibit 5.1).

24	Powers of Attorney (included as part of the signature pages).
ITEM 9.	UNDERTAKINGS.
(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Denver, Colorado, on June 19, 2007.

BIOFUEL ENERGY CORP.
By	/s/ David J. Kornder
	Name:	David J. Kornder
	Title:	Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of BioFuel Energy Corp., do hereby constitute and appoint Thomas J. Edelman, Scott H. Pearce, and David J. Kornder, or any of them, our true and lawful attorneys and agents, with full power of substitution, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments and any related registration statement pursuant to Rule 462(b) under the Securities Act of 1933, as amended) hereto and we do hereby ratify and confirm that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 19th day of June, 2007.

Name	Title

/s/ Thomas J. Edelman	Chairman and Chairman of the Board
Thomas J. Edelman

/s/ Scott H. Pearce	President and Chief Executive Officer and Director (Principal Executive Officer)
Scott H. Pearce

/s/ David J. Kornder	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
David J. Kornder

/s/ David Einhorn	Director
David Einhorn

/s/ Daniel S. Loeb	Director
Daniel S. Loeb

/s/ Alexander P. Lynch	Director
Alexander P. Lynch

EXHIBIT INDEX

Exhibit Number	Exhibit
5.1	Opinion of Michael N. Stefanoudakis as to the legality of the securities being issued.
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Michael N. Stefanoudakis (contained in Exhibit 5.1).
24	Powers of Attorney (included as part of the signature pages).